Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157769 and 333-286383) and Form S-8 (333-199746, 333-225917, 333-261804, 333-276230, and 333-287666) of DTE Energy Company of our report dated February 17, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 17, 2026